UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lake Cook Road, Suite 200,
Deerfield, Illinois 60015

(Address of Principal Executive Offices,
including Zip Code)

(847) 689-4900
(Registrant's telephone number,
including area code)

N/A
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2006 Fansteel Inc. (the "Company") and its wholly-owned subsidiary, Wellman Dynamics Corporation, as borrowers, amended its Loan and Security Agreement with Fifth Third Bank (Chicago), as lender.

Under the amended loan facility, subject to certain borrowing conditions, the Company may incur revolving loans in an amount up to $21.5 million from a borrowing base comprised of a percentage of eligible accounts receivable and inventories and $2 million for machinery and equipment. Revolving loans include $1.5 million for borrowing under credit cards issued by the Lender, not subject to the borrowing base. The term was extended with Revolving loans due and payable in full on January 5, 2009. The borrowers are required to meet certain covenants, including those which require minimum EBITDA levels, limit leverage and establish debt service requirements. The interest rate on the line is at prime and there is a .25% unused line fee. Substantially all of the assets of the borrowers are pledged as security for this financing.

The First Amendment to the Loan and Security Agreement was executed in order to increase the borrowers’ liquidity and ability to meet operational and strategic needs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement, dated December 4, 2006, among Fifth Third Bank (Chicago), Fansteel Inc. and Wellman Dynamics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.
(Registrant)

Date: December 4, 2006	By:	/s/ R. Michael McEntee
Name: R. Michael McEntee
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement, dated December 4, 2006 among Fifth Third Bank (Chicago), Fansteel Inc. and Wellman Dynamics Corporation.